UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, District of Columbia 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 27, 2016

Teladoc, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37477	04-3705970
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203
Purchase, New York	10577
(Address of Principal Executive Offices)	(Zip Code)

(203) 635-2002

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.             Entry Into a Material Definitive Agreement.

Teladoc, Inc. (the “Company”) has entered into an amendment, dated December 27, 2016 (the “Amendment”), to its Employment Agreement with Mr. Mark Hirschhorn, the Company’s Executive Vice President, Chief Operating Officer and Chief Financial Officer, that: (i) reflects a previously reported change to Mr. Hirschhorn’s officer title; (ii) establishes that Mr. Hirschhorn will be eligible for discretionary annual bonuses in an amount determined by the Company’s Board of Directors (or Compensation Committee thereof) with a target bonus equal to sixty-five percent (65%) of Mr. Hirschhorn’s then-applicable base salary unless the Board (or the Compensation Committee thereof) determines otherwise; (iii) modifies the vesting schedule of certain stock options held by Mr. Hirschhorn; and (iv) makes certain conforming and other changes and corrections of typographical errors.

The foregoing summary description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of such document that is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1 to Executive Employment Agreement, dated as of December 27, 2016, by and between the Company and Mr. Mark Hirschhorn.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC, INC.

Date: December 30, 2016
	By:	/s/ Adam C. Vandervoort

	Name:	Adam C. Vandervoort

	Title:	Chief Legal Officer and Secretary

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